                                                                     EXHIBIT 4.1

                                RIGHTS AGREEMENT

                                 by and between

                      TECHNICAL COMMUNICATIONS CORPORATION

                                       and

            AMERICAN STOCK TRANSFER & TRUST COMPANY, as Rights Agent

                                   Dated as of

                                 August 6, 2004

                                TABLE OF CONTENTS

Section                                                                                                           Page
-------                                                                                                           ----
Section 1.        Certain Definitions.......................................................................       1

Section 2.        Appointment of Rights Agent...............................................................       6

Section 3.        Issuance of Right Certificates............................................................       6

Section 4.        Form of Right Certificates................................................................       8

Section 5.        Countersignature and Registration.........................................................       9

Section 6.        Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated,
                  Destroyed, Lost or Stolen Right Certificates..............................................       9

Section 7.        Exercise of Rights; Exercise Price; Expiration Date of Rights; Invalidation of
                  Certain Rights............................................................................      10

Section 8.        Cancellation and Destruction of Right Certificates........................................      12

Section 9.        Reservation and Availability of Shares of Common Stock....................................      13

Section 10.       Stock Record Date.........................................................................      14

Section 11.       Adjustment of Exercise Price or Number of Shares..........................................      14

Section 12.       Certification of Adjusted Exercise Price or Number of Shares..............................      20

Section 13.       Consolidation, Merger or Sale or Transfer of Assets or Earning Power......................      20

Section 14.       Fractional Rights and Fractional Shares...................................................      24

Section 15.       Rights of Action..........................................................................      25

Section 16.       Agreement of Right Holders................................................................      25

Section 17.       Right Certificate Holder Not Deemed a Stockholder.........................................      26

Section 18.       Concerning the Rights Agent...............................................................      26

Section 19.       Merger or Consolidation of, or Change in Name of, the Rights Agent........................      27

Section 20.       Duties of Rights Agent....................................................................      27

                                TABLE OF CONTENTS
                                    (cont'd)

Section                                                                                                          Page
-------                                                                                                          ----
Section 21.       Change of Rights Agent....................................................................      30

Section 22.       Issuance of New Right Certificates........................................................      31

Section 23.       Redemption................................................................................      31

Section 24.       Notice of Proposed Actions................................................................      32

Section 25.       Notices...................................................................................      33

Section 26.       Supplements and Amendments................................................................      33

Section 27.       Exchange..................................................................................      34

Section 28.       Successors................................................................................      35

Section 29.       Benefits of the Agreement.................................................................      35

Section 30.       Massachusetts Contract....................................................................      35

Section 31.       Counterparts..............................................................................      35

Section 32.       Descriptive Headings......................................................................      35

Section 33.       Severability..............................................................................      35

Section 34.       Determinations and Actions by the Board of Directors......................................      36

Exhibit A         -Summary of Rights

Exhibit B         -Form of Right Certificate

                                RIGHTS AGREEMENT

      Rights Agreement (this "AGREEMENT"), dated as of August 6, 2004, by and between TECHNICAL COMMUNICATIONS CORPORATION, a Massachusetts corporation (the "CORPORATION"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, a New York corporation (the "RIGHTS AGENT").

                               W I T N E S S E T H

      WHEREAS, on August 5, 2004 the Board of Directors of the Corporation authorized the issuance of, and declared, a dividend payable in one right (a "RIGHT") for each share of common stock, $.10 par value per share ("COMMON STOCK"), of the Corporation outstanding as of close of business on August 13, 2004 (the "RECORD DATE"), each such Right representing the right to purchase one share of Common Stock of the Corporation, upon the terms and subject to the conditions hereinafter set forth; and

      WHEREAS, on such date, the Board of Directors of the Corporation further authorized the issuance of one Right (subject to adjustment) with respect to each share of Common Stock which may be issued between the Record Date and the earliest to occur of the Distribution Date, the Expiration Date or the Final Expiration Date (as such terms are hereinafter defined); provided, however, that Rights may be issued with respect to shares of Common Stock that shall become outstanding after the Distribution Date and prior to the Expiration Date in accordance with Section 22 hereof;

      NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

            Section 1. Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings provided by this Section 1, any capitalized term defined in this Section 1 and used in the following definitions having the meaning provided by this Section 1:

            (a) "ACQUIRING PERSON" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Voting Stock then outstanding; provided, however, that an Acquiring Person shall not include: (i) an Exempt Person; or (ii) any Person who or which, together with all Affiliates and Associates of such Person, would be an Acquiring Person solely by reason of (A) being the Beneficial Owner of shares of Voting Stock, the Beneficial Ownership of which was acquired by such Person (together with all Affiliates and Associates of such Person) pursuant to any action or transaction or series of related actions or transactions approved by the Board of Directors of the Corporation before such Person (together with all Affiliates and Associates of such Person) otherwise became an Acquiring Person or (B) a reduction in the number of issued and outstanding shares of Voting Stock pursuant to a transaction or a series of related transactions approved by the Board of Directors of the Corporation; provided, further, that in the event a Person described in this clause (ii) does not become an Acquiring Person by reason of subclause (A) or (B) of this clause (ii), such Person nonetheless shall become an Acquiring Person in the event such Person

      (together with all Affiliates and Associates of such Person) thereafter acquires Beneficial Ownership of an additional 1% or more of the Voting Stock, unless the acquisition of such additional Voting Stock would not result in such Person becoming an Acquiring Person by reason of subclause
      (A) or (B) of this clause (ii). Notwithstanding the foregoing, if the Board of Directors of the Corporation determines in good faith that a Person who would otherwise be an "Acquiring Person" as defined pursuant to the foregoing provisions of this paragraph (a) has become such inadvertently, and, within 10 Business Days of being requested by the Corporation to advise it regarding the same, certifies to the Corporation that such Person acquired shares of Common Stock in excess of 14.9% inadvertently or without knowledge of the terms of the Rights, and who, together with all Affiliates and Associates, thereafter does not acquire additional shares of Common Stock while the Beneficial Owner of 15% of more of the shares of Common Stock then outstanding, and such Person divests as promptly as practicable (as determined in good faith by the Board of Directors of the Corporation) a sufficient number of shares of Voting Stock so that such Person would no longer be an "Acquiring Person" as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed an "Acquiring Person" for any purposes of this Agreement; provided, however, that if the Person requested to so certify fails to do so within 10 Business Days, then such Person shall become an Acquiring Person immediately after such 10-Business-Day period.

            (b) "AFFILIATE" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

            (c) "ASSOCIATE" of a Person shall mean (i) with respect to a corporation, any officer or director thereof or any Associate of any Subsidiary thereof, or any Beneficial Owner of 10% or more of any class of equity security thereof, (ii) with respect to an association, any officer or director thereof or any Associate of a Subsidiary thereof, (iii) with respect to a partnership, any general partner thereof or any limited partner thereof who is, directly or indirectly, the Beneficial Owner of a 10% or greater ownership interest therein, and any Associate of any Subsidiary thereof, (iv) with respect to a limited liability company, any manager or managing member thereof and any Beneficial Owner of 10% or more or any class of membership interest therein or other equity security thereof, and any Associate of any Subsidiary thereof, (v) with respect to a business trust, any officer or trustee thereof or any Associate of any Subsidiary thereof, (vi) with respect to any other trust or an estate, any trustee, executor or similar fiduciary and any Person who has a 15% or greater interest as a beneficiary in the income from or principal of such trust or estate, (vii) with respect to a natural person, the parents and children thereof and any spouse or relative thereof, or any relative of such spouse, who has the same home as such person, and (viii) any Affiliate of such Person.

            (d) A person shall be deemed the "BENEFICIAL OWNER" of, or to "BENEFICIALLY OWN", any securities (and correlative terms shall have correlative meanings):

                  (i) which such Person or any of such Person's Affiliates or
            Associates beneficially owns, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder, in each case as in effect on the date of this Agreement; or

                  (ii) which such Person or any of such Person's Affiliates or
            Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, other rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "Beneficially Own", securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (B) the right to vote, alone or in concert with others, pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "Beneficially Own", any securities if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (2) is not at the time reportable by such Person on a Schedule 13D report under the Exchange Act (or any comparable or successor report), other than by reference to a proxy or consent solicitation being conducted by such Person; or

                  (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except as described in clause (B) of subparagraph (ii) of this paragraph (d)) or disposing of any securities of the Corporation; provided, however, that for purposes of determining Beneficial Ownership of securities under this Agreement, officers and directors of the Corporation solely by reason of their status as such shall not constitute a group (notwithstanding that they may be Associates of one another or may be deemed to constitute a group for purposes of Section 13(d) of the Exchange Act) and shall not be deemed to own shares owned by another officer or director of the Corporation.

            Notwithstanding anything in this paragraph (d) to the contrary, a Person engaged in the business of underwriting securities shall not be deemed the "Beneficial Owner" of, or to "Beneficially Own," any securities acquired or otherwise beneficially owned in good faith in a firm commitment underwriting until the expiration of 40 days after the date of the sale of securities to the public pursuant to such firm commitment underwriting.

            (e) "BUSINESS DAY" shall mean any day other than Saturday, Sunday, or a day on which banking institutions in the State of New York or the state in which the principal office of the Rights Agent are authorized or obligated by law or executive order to close.

            (f) "CLOSE OF BUSINESS" on any given date shall mean 5:00 P.M., New York City time, on such a date; provided, however, that if such a date is not a Business Day, it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

            (g) "COMMON STOCK" when used with reference to the Corporation shall collectively mean the Common Stock of the Corporation as defined in the first recital hereof and any other common stock of the Corporation into or for which it is changed, converted or exchanged. "COMMON STOCK" when used with reference to any Person other than the Corporation which shall be organized in corporate form shall mean the capital shares or other equity security having of all classes of capital shares or equity securities of such corporation the greatest aggregate voting power in the election of directors. "COMMON STOCK" when used with reference to any Person which shall not be organized in corporate form shall mean units of beneficial interest in the profits or losses of such Person or other equity security of such Person having of all classes of equity securities of such Person the greatest aggregate voting power in the election of the directors, trustees, managers or other Persons performing like governance functions for such Person.

            (h) "CORPORATION," shall have the meaning provided at the beginning hereof; provided, however, that "Corporation" shall also include any successors to the Corporation as provided by Section 28 hereof and shall mean a Principal Party as provided by Section 13(a) and 13(b) hereof.

            (i) "DISTRIBUTION DATE" shall have the meaning set forth in Section 3(b) hereof.

            (j) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

            (k) "EXCHANGE RATIO" shall have the meaning set forth in Section 27 hereof.

            (1) "EXEMPT PERSON" shall mean (i) the Corporation, (ii) any subsidiary of the Corporation, or (iii) any employee benefit plan or employee stock plan of the Corporation or any Subsidiary of the Corporation or any trust or other entity organized, appointed, established or holding Voting Stock for or pursuant to the terms of any such plan.

            (m) "EXERCISE PRICE" shall have the meaning set forth in Section 4 hereof.

            (n) "EXPIRATION DATE" shall have the meaning set forth in Section 7(a) hereof.

            (o) "FAIR MARKET VALUE" of any property shall mean fair market value of such property as determined in accordance with Section 11(b) hereof.

            (p) "FINAL EXPIRATION DATE" shall have the meaning set forth in
      Section 7(a) hereof.

            (q) "NASDAQ" shall have the meaning set forth in Section 11(b) hereof.

            (r) "PERSON" shall mean any individual, company, firm, corporation or other entity.

            (s) "PRINCIPAL PARTY" shall have the meaning set forth in Section 13(b) hereof.

            (t) "REDEMPTION PRICE" shall have the meaning set forth in Section 23(a) hereof.

            (u) "RIGHT CERTIFICATE" shall have the meaning set forth in Section 3(d) hereof.

            (v) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

            (w) "SPREAD" shall mean the excess of (1) the Fair Market Value of Common Stock issuable upon the exercise of a Right in accordance with
      Section 11(a)(ii) over (2) the Exercise Price in effect at the time of determination of the Spread.

            (x) "STOCK ACQUISITION DATE" shall mean the first date in which there will shall be a public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to
      Section 13(d) of the Exchange Act) by the Corporation or an Acquiring Person that an Acquiring Person has become such or such earlier date as a majority of the Board of Directors of the Corporation shall become aware of the existence of an Acquiring Person as confirmed by action of the Board of Directors of the Corporation taken by the affirmative vote of a majority of the Board of Directors of the Corporation.

            (y) "SUBSIDIARY" of a Person shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors of such corporation or other entity or other persons performing similar functions are beneficially owned, directly or indirectly, by such Person or by any corporation or other entity that is otherwise controlled by such Person.

            (z) "SUMMARY OF RIGHTS" shall have the meaning set forth in Section 3(a) hereof.

            (aa) "TRADING DAY" shall have the meaning set forth in Section 11(b) hereof.

            (bb) "TRANSFER TAX" shall mean any tax or charge, including any documentary stamp tax, imposed or collected by any governmental or regulatory authority in respect of any transfer of any security, instrument or right, including the Rights and shares of the Common Stock.

            (cc) "VOTING STOCK" shall mean (i) the Common Stock of the Corporation and (ii) any other shares of capital stock of the Corporation entitled to vote generally in the election of directors or entitled generally to vote together with the Common Stock in respect of a merger, consolidation, sale of all or substantially all of the Corporation's assets, liquidation, dissolution or winding up. For purposes of this Agreement, a stated percentage of the Voting Stock shall mean a number of shares of the Voting Stock as shall equal in voting power that stated percentage of the total voting power of the then outstanding shares of Voting Stock in the election of a majority of the Board of Directors of the Corporation or in respect of a merger, consolidation, sale of all or substantially all of the Corporation's assets, liquidation, dissolution or winding up.

            Any determination required to be made by the Board of Directors of the Corporation for purposes of applying the definitions contained in this
Section 1 shall be made by a majority of the Board of Directors of the Corporation in its good faith judgment, which determination shall be binding on the Rights Agent and the holders of the Rights.

      Section 2. Appointment of Rights Agent. The Corporation hereby appoints the Rights Agent to act as the agent for the Corporation and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date be the holders of Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Corporation may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable, upon 10 days prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such Co-Rights Agent.

      Section 3. Issuance of Right Certificates.

            (a) On the Record Date (or as soon as practical thereafter), the Corporation or the Rights Agent shall send a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit A (the "SUMMARY OF RIGHTS"), by first class mail, postage prepaid, to each record holder of the Common Stock as of the Record Date, at the address of such holder shown on the records of the Corporation.

            (b) Until the Close of Business on the day which is the earlier of
      (i) the tenth Business Day after the Stock Acquisition Date and (ii) the tenth Business Day (or such later date as may be determined by action of the Board of Directors of the Corporation prior to such time as any Person becomes an Acquiring Person) after the date of the commencement (within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act) by any Person (other than an Exempt Person) of a tender or exchange offer upon the successful consummation of which such Person, or any Affiliate or Associate of such Person, would be an Acquiring Person (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the earlier of such dates being herein referred to as the "DISTRIBUTION DATE"), (x) the Rights shall be evidenced by the certificates for Common Stock (or in the case of uncertificated shares of Common Stock, by the book-entry account that evidences record ownership for such shares) registered in the names of the holders of Common Stock (together with, in the case of certificates for Common Stock outstanding as of the Record Date, the Summary of Rights) and not by separate Right certificates and the record holders of such certificates (or such book-entry accounts) for Common Stock shall be the record holders of the Rights represented thereby and (y) each Right shall be transferable only simultaneously and together with the transfer of a share of Common Stock (subject to adjustment as hereinafter provided). Until the Distribution Date (or, if earlier, the Expiration Date or Final Expiration Date), the surrender for transfer of any certificate for Common Stock (or the effectuation of a book-entry transfer of shares of Common Stock) shall constitute the surrender for transfer of the Right or Rights associated with the Common Stock evidenced thereby, whether or not accompanied by a copy of the Summary of Rights.

            (c) Rights shall be issued in respect of all shares of Common Stock that become outstanding after the Record Date but prior to the earliest of the Distribution Date, the Expiration Date or the Final Expiration Date. Certificates for Common Stock (including, without limitation, certificates issued upon original issuance, disposition from the Corporation's treasury or transfer or exchange of Common Stock) after the Record Date but prior to the earliest of the Distribution Date, the Expiration Date or the Final Expiration Date shall have impressed, printed, written or stamped thereon or otherwise affixed thereto the following legend:

                  This certificate also evidences and entitles the holder hereof to the same number of Rights (subject to adjustment) as the number of shares of Common Stock represented by this certificate, such Rights being on the terms provided under the Rights Agreement by and between Technical Communications Corporation (the "Corporation") and American Stock Transfer & Trust Company (the "Rights Agent"), dated as of August 6, 2004, as it may be amended from time to time (the "Agreement"), the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive offices of the Corporation. Under certain circumstances, as set forth in the Agreement, such Rights shall be evidenced by separate certificates and shall no longer be evidenced by this certificate. The Corporation shall mail to the registered holder of this certificate a copy of the Agreement without charge within five days after receipt of a written request therefor. Under certain circumstances set forth in the Agreement, Rights issued to or Beneficially Owned by any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Agreement), whether currently held by or on behalf of such Person or by any subsequent holder of such Rights, may become null and void.

      With respect to such certificates containing the foregoing legend, until the earlier of the Distribution Date, the Expiration Date or the Final Expiration Date, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate, except as otherwise provided herein, shall also constitute the transfer of the Rights associated with the Common Stock represented thereby.

In the event that the Corporation purchases or otherwise acquires any Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such Common Stock shall be deemed canceled and retired so that the Corporation shall not be entitled to exercise any Rights associated with the Common Stock which are no longer outstanding. Notwithstanding this paragraph
(c), the omission of a legend shall not affect the enforceability of any part of this Agreement or the rights of any holder of the Rights.

            (d) As soon as practicable after the Distribution Date, the Corporation will prepare and execute, the Rights Agent will countersign, and the Corporation will send or cause to be sent (and the Rights Agent will, if requested, send), by first class mail, postage prepaid, to each record holder of the Common Stock as of the Close of Business on the Distribution Date, as shown by the records of the Corporation, at the address of such holder shown on such records, a certificate in the form provided by Section 4 hereof (a "Right Certificate"), evidencing one Right (subject to adjustment as provided herein) for each share of Common Stock so held. As of and after the Distribution Date, the Rights shall be evidenced solely by Right Certificates and may be transferred by the transfer of the Right Certificate as permitted hereby, separately and apart from any transfer of one or more shares of Common Stock.

      Section 4. Form of Right Certificates.

            (a) The Right Certificates (and the forms of election to purchase shares, certificate and assignment to be printed on the reverse thereof), when, as and if issued shall be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Common Stock or the Rights may from time to time be listed or as the Corporation may deem appropriate to conform to usage or otherwise and as are not inconsistent with the provisions of this Agreement. Subject to the provisions of Section 22 hereof, Right Certificates evidencing Rights whenever issued, (i) shall be dated as of the date of issuance of the Rights they represent and (ii) subject to adjustment from time to time as provided herein, on their face shall entitle the holders thereof to purchase such number of shares of Common Stock as shall be set forth thereon at the price per share of Common Stock payable upon exercise of a Right provided by Section 7(b) hereof, as the same may from time to time be adjusted as provided herein (the "EXERCISE PRICE").

            (b) Any Right Certificate issued pursuant to Section 3(a), Section 11(f) or Section 22 hereof that represents Rights beneficially owned by:
      (i) an Acquiring Person or an Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either
      (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board has determined is part of a plan, arrangement or understanding which has a primary purpose or effect avoidance of Section 7(e) hereof, and any Right Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

                  The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of the Agreement.

      Section 5. Countersignature and Registration.

            (a) Each Right Certificate shall be executed on behalf of the Corporation by its Chairman of the Board, President or any Vice President, either manually or by facsimile signature, and have affixed thereto the Corporation's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Corporation, either manually or by facsimile signature. Each Right Certificate shall be countersigned by the Rights Agent either manually or by facsimile signature and shall not be valid for any purpose unless so countersigned. In case any officer of the Corporation who shall have signed any Right Certificate shall cease to be such officer of the Corporation before countersignature by the Rights Agent and issuance and delivery of the certificate by the Corporation, such Right Certificate, nevertheless, may be countersigned by the Rights Agent and issued and delivered with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Corporation. Any Right Certificate may be signed on behalf of the Corporation by any person who, on the date of the execution of such Right Certificate, shall be a proper officer of the Corporation to sign such Right Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

            (b) Following the Distribution Date the Rights Agent will keep or cause to be kept, at its principal office or one or more offices designated as the appropriate place for surrender of Right Certificates upon exercise or transfer, and in such other locations as may be required by law, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

      Section 6. Transfer, Split Up, Combination and Exchange of Right
                 Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

            (a) Subject to the provisions of Sections 4(b), 7(e), 7(f) and 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of

      Business on the earlier of the Expiration Date or the Final Expiration Date, any Right Certificate, may be (i) transferred or (ii) split up, combined or exchanged for one or more other Right Certificates, entitling the registered holder (or former holder in the case of a transfer) to purchase a like number of shares of Common Stock as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall surrender the Right Certificate at the office of the Rights Agent designated for the surrender of Right Certificates with the form of certificate and assignment on the reverse side thereof duly endorsed (or enclose with such Right Certificate a written instrument of transfer in form satisfactory to the Corporation and the Rights Agent), duly executed by the registered holder thereof or his attorney duly authorized in writing, and with such signature duly guaranteed, and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Corporation shall reasonably request. Any registered holder desiring to split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate to be split up, combined or exchanged at the office of the Rights Agent designated therefore. Thereupon, the Rights Agent shall, subject to Sections 4(b), 7(e), 7(f), 14 and 27 hereof, countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Corporation may require payment of a sum sufficient to cover any Transfer Tax that may be imposed in connection with any transfer, split up, combination or exchange of any Right Certificates.

            (b) Subject to the provisions of Sections 7(e), 7(f) and 14 hereof, at any time after the Distribution Date and prior to the Expiration Date, upon receipt by the Corporation and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them and, if requested by the Corporation, reimbursement to the Corporation and the Rights Agent of all reasonable expenses incidental thereto, or upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Corporation shall cause a new Right Certificate of like tenor to be issued and delivered to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

      Section 7. Exercise of Rights; Exercise Price; Expiration Date of Rights;
                 Invalidation of Certain Rights.

            (a) The Rights shall not be exercisable until, and shall become exercisable on, the Distribution Date (unless otherwise provided herein, including, without limitation, the restrictions on exercisability set forth in Sections 7(c), 7(e), 23(a) and 27(b) hereof). Except as otherwise provided herein, the Rights may be exercised in whole or in part, at any time commencing with the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and certificate on the reverse side thereof duly executed (with signatures duly guaranteed), to the Rights Agent at the designated office of the Rights Agent in New York, together with payment of the Exercise Price for each Right exercised (as the same may have been adjusted as hereinafter provided), at or prior to the Close of Business on the earlier of (i) August 5, 2014 (the "FINAL EXPIRATION DATE") or (ii) the date on which the Rights are redeemed as provided in Section 23 hereof or the date on which the Rights are exchanged as provided in Section 27 hereof (such earlier date being herein referred to as the "EXPIRATION DATE").

            (b) The Exercise Price shall initially be $25 for each share of Common Stock issued pursuant to the exercise of a Right. The Exercise Price and the number of shares of Common Stock or other securities or property to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof. The Exercise Price shall be payable in lawful money of the United States of America, in accordance with paragraph (c) below.

            (c) Except as otherwise provided herein, upon receipt of a Right Certificate representing exercisable Rights with the form of election to purchase and certificate duly executed, accompanied by payment by certified check, cashier's check, bank draft or money order payable to the Corporation or the Rights Agent of the Exercise Price for the shares of Common Stock to be purchased and an amount equal to any applicable Transfer Tax required to be paid by the holder of the Right Certificate in accordance with Section 9(e) hereof, the Rights Agent shall thereupon promptly (i) requisition from any transfer agent of the Common Stock of the Corporation (or make available, if the Rights Agent is the transfer agent for such shares) one or more certificates representing the number of shares of Common Stock to be so purchased, and the Corporation hereby authorizes and directs such transfer agent to comply with all such requests, (ii) requisition from the Corporation the amount of cash to be paid in lieu of the issuance of fractional shares in accordance with
      Section 14(b) hereof, (iii) after receipt of such Common Stock certificates, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate; provided, however, that in the case of a purchase of securities other than Common Stock, pursuant to Section 13 hereof, the Rights Agent shall promptly take the appropriate actions corresponding in such case to that referred to in the foregoing clauses
      (i) through (iv) of this Section 7(c). Notwithstanding the foregoing provisions of this Section 7(c), the Corporation may suspend the issuance of shares of Common Stock and other securities upon exercise of a Right for a reasonable period, not in excess of 90 days, during which the Corporation seeks to register under the Securities Act, and any applicable securities law of any other jurisdiction, the shares of Common Stock or other securities to be issued pursuant to the Rights; provided, however, that nothing contained in this Section 7(c) shall relieve the Corporation of its obligations under Section 9(d) hereof. Upon any such suspension, the Corporation shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.

            (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the Registered holder of such Right Certificate or his assign, subject to the provisions of Section 14(b) hereof. The Corporation reserves the right to require prior to the occurrence of an event described in Sections 11(a)(ii) or 13(a), that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Common Stock would be issued.

            (e) Notwithstanding any provision of this Agreement to the contrary, from and after the time when any Person first becomes an Acquiring Person (the "INVALIDATION TIME"), any Rights that are Beneficially Owned by (x) such Acquiring Person (or any Associate or Affiliate of such Acquiring Person), (y) a transferee of such Acquiring Person (or any such Associate or Affiliate) who becomes a transferee after the invalidation time or (z) a transferee of such Acquiring Person (or any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the invalidation time pursuant to either (I) a transfer from the Acquiring Person (or any such Associate or Affiliate) to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding regarding the transferred Rights or (II) a transfer which the Board of Directors of the Corporation has determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding the provisions of this Section 7(e), and subsequent transferees of such Persons referred to in clause (y) and (z) above, shall be null and void without any further action and any holder of such Rights shall thereafter have no rights whatsoever with respect to such Rights under any provision of this Agreement or otherwise. The Corporation shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and
      Section 4(b) are complied with, but it shall have no liability to any holder of Right Certificates or any other Person as a result of its failure to make any determination with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

            (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Corporation shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate following the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof and such other information as the Corporation or the Rights Agent shall reasonably request.

      Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Corporation or to any of its agents be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Corporation shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall cancel and retire, any Right Certificate purchased or acquired by the Corporation otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Corporation, or shall, at the written request of the Corporation, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Corporation.

      Section 9. Reservation and Availability of Shares of Common Stock.

            (a) The Corporation covenants and agrees that it will cause to be reserved and kept available out of the authorized and unissued shares of Common Stock or out of authorized and issued shares of Common Stock held in its treasury, such number of shares of Common Stock as will from time to time be sufficient to permit the exercise in full of all outstanding Rights.

            (b) The Corporation shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares of Common Stock issued or reserved for issuance in accordance with this Agreement to be listed, upon official notice of issuance, upon the principal national securities exchange, if any, upon which the Common Stock is listed or, if the principal market for the Common Stock is not on any national securities exchange, to be eligible for quotation in the National Association of Securities Dealers' Automated Quotation System or any successor thereto or other comparable quotation system.

            (c) The Corporation covenants and agrees that it will take all such action as may be necessary to endure that all shares of Common Stock delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Exercise Price in respect thereof), be duly and validly authorized and issued and dully paid and nonassessable shares.

            (d) The Corporation shall use its best efforts to (i) file, as soon as practicable following the occurrence of the event described in Section 11(a)(ii), or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act, with respect to the shares of Common Stock purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (a) the date as of which the Rights are no longer exercisable for Common Stock and (b) the earlier of the Expiration Date and the Final Expiration Date. The Corporation may temporarily suspend, for a period of time not to exceed 90 days, the issuance of shares of Common Stock upon exercise of a Right in order to prepare and file a registration statement under the Securities Act and permit it to become effective. The Corporation will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained and such exercise shall be permitted under applicable law, and until a registration statement under the Securities Act (if required) shall have been declared effective.

            (e) The Corporation covenants and agrees that, except as set forth in Section 6(a) hereof or in this Section 9(e), it will pay when due and payable any and all United States federal and state Transfer Taxes which may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of Common Stock issued or delivered upon the exercise of Rights. The Corporation shall not, however, be required to pay any Transfer Tax which may be payable in respect of any transfer or delivery of a Right Certificate to a Person other than, or the issuance or delivery of certificates for Common Stock upon exercise of Rights in a name other than that of, the registered holder of the Right Certificate, and the Corporation shall not be required to issue or deliver a Right Certificate or certificate for Common Stock to a Person other than such registered holder until any such Transfer Tax shall have been paid (any such Transfer Tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Corporation's satisfaction that no such Transfer Tax is due.

      Section 10. Stock Record Date. Each Person in whose name any certificate for shares of Common Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Stock represented thereby on, and such certificate shall be dated as of, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Exercise Price (and any applicable Transfer Taxes) was made; provided, however, that, if the date of such surrender and payment is a date upon which the stock transfer books of the Corporation are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated as of, the next succeeding Business Day on which stock transfer books of the Corporation are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a stockholder of the Corporation with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Corporation, except as provided herein.

      Section 11. Adjustment of Exercise Price or Number of Shares. The Exercise Price and the number of shares of Common Stock which may be purchased upon exercise of a Right are subject to adjustment from time to time as provided in this Section 11.

                  (a) (i) In the event the Corporation shall at any time after the date of this Agreement (A) declare or pay any dividend on Common Stock payable in shares of Common Stock, (B) subdivide or split the outstanding shares of Common Stock into a greater number of shares,
            (C) combine or consolidate the outstanding shares of Common Stock into a smaller number of shares or effect a reverse split of the outstanding shares of Common Stock, or (D) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and
            Section 7(e) hereof, then and in each such event the number of shares of Common Stock issuable upon the exercise of a Right after the record date for such event (if one shall have been established or, if not, after the date of such event) or the effective date of such subdivision, combination or reclassification, shall be the number of shares of Common Stock issuable immediately prior to such event multiplied by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event, and the Exercise Price to be in effect after the record date for such event (if one shall have been established or, if not, after the date of such event) or the effective date of such subdivision, combination or reclassification, shall be determined by multiplying the Exercise Price in effect prior to such event by such fraction. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to any adjustment required pursuant to Section 11(a)(ii).

                  (ii) Subject to Section 27 hereof, in the event that any
            Person shall become an Acquiring Person, then, subject to the last sentence of Section 23(a) hereof and except as otherwise provided in this Section 11, each holder of a Right, except as provided in
            Section 7(e) hereof, shall thereafter have the right to receive upon exercise of such Right in accordance with the terms of this Agreement and payment of the Exercise Price, such number of shares of Common Stock as shall equal the result obtained by (1) multiplying the then current Exercise Price by the number of share of Common Stock for which a Right would, absent adjustment pursuant to this Section 11(a)(ii), be then exercisable and dividing the product by (2) 50% of the proportionate Fair Market Value of share of the Common Stock (determined pursuant to Section 11(b) hereof) on the Stock Acquisition Date in respect of such event; provided, however, if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13 hereof, then only the provisions of Section 13 hereof shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii).

                  (iii) In the event that the Corporation does not have
            available sufficient authorized but unissued Common Stock to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Corporation shall take all such action as may be necessary to authorize and reserve for issuance such number of additional shares of Common Stock as may from time to time be required to be issued upon the exercise in full of all Rights from time to time outstanding and, if necessary, shall use its best efforts to obtain stockholder approval thereof. In lieu of issuing shares of Common Stock in accordance with the foregoing subparagraph
            (ii), the Corporation may, if the Board of Directors of the Corporation determines that such action is necessary or appropriate, elect to issue or pay, upon the exercise of the Rights, cash, property, shares of Common Stock, or any combination thereof, having an aggregate Fair Market Value equal to the Fair Market Value of the shares of Common Stock which otherwise would have been issuable pursuant to Section 11(a)(ii) hereof as of the date the Board of Directors of the Corporation makes such election (which Fair Market Value shall be determined as provided by Section 11(b) hereof). Subject to Section 23 hereof, any such election by the Board of Directors of the Corporation must be made and publicly announced within thirty (30) days after the date on which the event described in Section 11(a)(ii) occurs and shall be applicable with respect to all Rights exercised after such public announcement. Notice of such election shall promptly be given to the Rights Agent.

            (b) For the purpose of this Agreement, the "FAIR MARKET VALUE" of any share of Common Stock or any other stock or Right or other security or any other property on any date shall be determined as provided in this
      Section 11(b). In the case of a publicly traded (as such term is hereinafter defined) stock or other security, the Fair Market Value thereof on any date shall be deemed to be the average of the daily closing prices per share of such stock or per unit of such other security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to but not including such date; provided, however, that in the event that the Fair Market Value of any share of Common Stock is to be determined as of a date that is within 30 Trading Days after (i) the ex-dividend date for a dividend or distribution on the Common Stock payable in shares of Common Stock or securities convertible into shares of Common Stock or (ii) the effective date of any subdivision, split, combination, consolidation, reverse stock split or reclassification of the Common Stock, then, and in each such case, the Fair Market Value shall be appropriately adjusted by the Board of Directors of the Corporation to take into account such dividend, distribution, subdivision, split, combination, consolidation, reverse stock split or reclassification. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way (in either case, as reported in the applicable transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange), or, if the securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the applicable transaction reporting system with respect to securities listed on the principal national securities exchange (which, if approved by the Board of Directors of the Corporation, may be a securities exchange of a country other than the United States of America) on which such security is listed or admitted to trading; or, if not listed or admitted to trading on any such national securities exchange, the last quoted price (or, if not so quoted, the average of the high bid and low asked prices) in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other quotation reporting system then in use in the United States of America; or, if no bids for such security are so quoted, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such security selected by the Board of Directors of the Corporation. The term "TRADING DAY" shall mean a day on which the principal national securities exchange on which such security is listed or admitted to trading is open for the transaction of business or, if such security is not listed or admitted to trading on any national securities exchange, a Business Day. For purposes of this Section 11(b), a stock or other security shall be considered "PUBLICLY TRADED" only (i) if registered under Section 12 of the Exchange Act or exempt from such registration pursuant to Section 12(g)(2)(B), (C) or (G) of the Exchange Act or (ii) if traded on a national securities exchange of a country other than the United States of America approved by the Board of Directors of the Corporation or (iii) if, in the judgment of the

      Board of Directors of the Corporation, there is sufficient active trading in such stock or other security that reported trading transactions therein fairly reflect the fair market value thereof. If a security is not publicly traded, "Fair Market Value" shall mean the fair value per share of stock or per other unit of such other security, as determined by an independent investment banking firm experienced in the valuation of securities selected in good faith by the Board of Directors of the Corporation, or, if no such investment banking firm is, in the good faith judgment of the Board of Directors of the Corporation, available to make such determination, as determined in good faith by the Board of Directors of the Corporation; provided, however, that for purposes of making the adjustment provided for by Section 11(a)(ii) hereof, the Fair Market Value of a share of Common Stock, unless the Common Stock shall at the time be publicly traded (in which case its Fair Market Value shall be determined pursuant to the foregoing provisions of this Section 11(b)), shall be 100% of the product of the Fair Market Value of a share of Common Stock multiplied by the higher of the then Dividend Multiple or Vote Multiple applicable to the Common Stock; provided, however, that the Board of Directors of the Corporation may, by resolution, determine that the Fair Market Value of a share of Common Stock shall be more than such amount but not more than 110% of the product of the then Fair Market Value of a share of Common Stock multiplied by the higher of the then Dividend Multiple or Vote Multiple applicable to the Common Stock. In the case of property other than securities, the "Fair Market Value" thereof shall be determined in good faith by the Board of Directors of the Corporation based upon such appraisals or valuation reports of such independent experts as the Board of Directors of the Corporation shall in good faith determine to be appropriate in accordance with good business practices and fair to the interests of the holders of Rights. Any determination made by the Board of Directors of the Corporation as provided for by this Section 11(b) shall be described in a statement filed by the Corporation with the Rights Agent, shall be effective thereupon and only thereupon and shall be binding upon the Rights Agent and, as provided by Section 34 hereof, all holders of Rights.

            (c) In case the Corporation shall fix a record date for the issuance of rights, options or warrants to all holders of Common Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Stock or securities convertible into Common Stock at a price per share (or having a conversion price per share, if a security convertible into Common Stock) less than the then current per share Fair Market Value of the Common Stock on such record date, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current Fair Market Value and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Corporation, whose determination shall be described in a statement filed with the Rights Agent. Shares of Common Stock owned by or held for the account of the Corporation shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed and in the event that such rights, options or warrants are not so issued, the Exercise Price shall be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

            (d) In case the Corporation shall fix a date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation) of evidences of indebtedness of the Corporation or any of its Subsidiaries, cash (other than a regular quarterly cash dividend not in excess of 150% of the previous regular quarterly cash dividend), other assets (other than a dividend payable in shares of Common Stock) or options, rights or warrants to subscribe for shares of the Corporation or any Subsidiary (excluding those referred to in Section 11(c) hereof), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Fair Market Value of the shares of Common Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Corporation, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness or options, rights or warrants so to be distributed in respect of one share of Common Stock, and the denominator of which shall be such current Fair Market Value of the shares of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed, and, in the event that such distribution is not so made notwithstanding the setting of a record date therefore, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

            (e) Unless the Corporation shall have exercised its election as provided in Section 11(f), upon each adjustment of the Exercise Price as a result of the calculations made in Section 11(c) or (d), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares of Common Stock obtained by (i) multiplying (x) the number of shares of Common Stock that could be purchased upon exercise of a Right immediately prior to the adjustment pursuant to this Section 11(e) by (y) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

            (f) The Corporation may elect, on or after the date of any adjustment of the Exercise Price pursuant to Section 11(c) or 11(d), to adjust the number of Rights in substitution for any adjustment pursuant to
      Section 11(e) in the number of shares of Common Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of shares of Common Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights obtained by dividing the Exercise Price in effect immediately prior to adjustment of the Exercise Price by the Exercise Price in effect immediately after adjustment of the Exercise Price. The Corporation shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Exercise Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If the Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this
      Section 11(f), the Corporation shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights, if any, to which such holders shall be entitled as a result of such adjustment, or, at the option of the Corporation, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Corporation, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

            (g) Anything herein to the contrary notwithstanding, no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Exercise Price; provided, however, that any adjustments which by reason of this Section 11(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent. Notwithstanding the first sentence of this Section 11(g), any adjustment required by this
      Section 11 shall be made no later than the earlier of (i) three (3) years from date of the transaction which mandates such adjustment, or (ii) Expiration Date.

            (h) Irrespective of any adjustment or change in Exercise Price or the number of shares of Common Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Exercise Price and the number of shares to be issued upon exercise of the Rights as in the initial Right Certificates issued hereunder but, nevertheless, shall represent the Rights as so adjusted.

            (i) Before taking any action that would cause an adjustment reducing the Exercise Price of the number of shares of Common Stock issuable upon exercise of the Rights below the consideration required by applicable law, the Corporation shall use its best efforts to take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted purchase price per share.

            (j) Anything in this Section 11 to the contrary notwithstanding, in the event of any reclassification of stock of the Corporation or any recapitalization, reorganization or partial liquidation of the Corporation or similar transaction, the Corporation shall be entitled to make such further adjustments in the number of shares of Common Stock which may be acquired upon exercise of the Rights, and such adjustments in the Exercise Price therefor, in addition to those adjustments expressly required by the other paragraphs of this Section 11, as the Board of Directors of the Corporation shall determine to be necessary or appropriate in order for the holders of the Rights in such event to be treated equitably and in accordance with the purpose and intent of this Agreement or in order that any such event shall not, but for such adjustment, in the opinion of counsel to the Corporation, result in the stockholders of the Corporation being subject to any United States federal income tax liability by reason thereof.

            (k) If as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Corporation other than the Common Stock, thereafter the Exercise Price and the number of such other shares so receivable upon exercise of a Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Sections 11(a), 11(c), 11(d), 11(e), 11(f) and 11(j) hereof, as applicable, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Common Stock shall apply on like terms to any such other shares.

      Section 12. Certification of Adjusted Exercise Price or Number of Shares. Whenever an adjustment is made as provided in Section 11, 13, 23(c) or 27 hereof, the Corporation shall (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts giving rise to such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Common Stock a copy of such certificate and (c) if a Distribution Date has occurred, mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25. Notwithstanding the foregoing sentence, the failure of the Corporation to make such certification or give such notice shall not affect the validity of or the force or effect of the requirement for such adjustment. Any adjustment to be made pursuant to Section 11, 13, 23(c) or 27 hereof shall be effective as of the date of the event giving rise to such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any adjustment unless and until it shall have received such certificate.

      Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

            (a) In the event that, at any time after the Stock Acquisition Date,
      (x) the Corporation shall, directly or indirectly, consolidate with, or merge with and into, any other Person or Persons (other than an Exempt Person) and the Corporation shall not be surviving or continuing corporation of such consolidation or merger, or (y) any Person or Persons (other than an Exempt Person) shall, directly or indirectly, consolidate with, or merge with and into, the Corporation, and the Corporation shall be the continuing of surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed or converted into or exchanged for stock or other securities of any other Person (other than an Exempt Person) or of the Corporation or cash or any other property, or (z) the Corporation or one or more of its Subsidiaries shall, directly or indirectly, sell or otherwise transfer to any other Person (other than an Exempt Person) in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole), then, on the first occurrence of any such event, proper provision shall be made so that: (i) each holder of record of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Exercise Price multiplied by the number of shares of Common Stock for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of shares of Common Stock, such number of shares of validly issued, fully paid, non-assessable and freely tradeable Common Stock of the Principal Party (as defined in Section 13(b) hereof), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall equal the result obtained by (1) multiplying the then current Exercise Price by the number of shares of Common Stock for which a Right is then exercisable immediately prior to the first occurrence of an event described in this Section 13 (or, if an event described in Section 11(a)(ii) has occurred prior to the first occurrence of an event described in this Section 13, multiplying the number of shares for which a Right was exercisable immediately prior to the first occurrence of an event described in Section 11(a)(ii) by the Exercise Price in effect immediately prior to such first occurrence), and dividing that product by (2) 50% of the then per share Fair Market Value of the Common Stock of the Principal Party on the date of the consummation of such consolidation, merger, sale or transfer; provided, however, that the Exercise Price (as adjusted) and the number of shares of Common Stock of such Principal Party so receivable upon exercise of a Right shall be subject to further adjustment as appropriate in accordance with Section 11 hereof to reflect any events occurring in respect of the Common Stock of such Principal Party after the occurrence of such consolidation, merger, sale or transfer; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Corporation pursuant to this Agreement; (iii) the term "Corporation" for all purposes of this Agreement shall thereafter be deemed to refer to such Principal Party;
      (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock in accordance with the provisions of Section 9 hereof applicable to the reservation of Common Stock) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; provided, however, that, upon the subsequent occurrence of any merger, consolidation, sale of all or substantially all of the assets, recapitalization, reclassification of shares, reorganization or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Exercise Price, such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had it, at the time of such transaction, owned the shares of Common Stock of the Principal Party purchasable upon the exercise of a Right, and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property; and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the occurrence of any event described in clause (x), (y) or (z) above of this Section 13(a).

            (b) "PRINCIPAL PARTY" shall mean

                  (i) in the case of any transaction described in clause (x) or
            (y) of the first sentence of Section 13(a) hereof: (A) the Person that is the issuer of the securities into which shares of Common Stock of the Corporation are changed or otherwise exchanged, converted in such merger or consolidation, or, if there is more than one such issuer, the issuer of the Common Stock of which has the greatest market value or (B) if no securities are issued, (I) the Person that is the other party to the merger or consolidation and that survives such merger or consolidation or, if there is more than one such Person, the Person the Common Stock of which has the greatest market value or (II) if the Person that is the other party to the merger or consolidation, the Person that does survive the merger or consolidation (including the Corporation if it survives); and

                  (ii) in the case if any transaction described in clause (z) of the first sentence in Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions, receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons as is the issuer of Common Stock having the greatest market value of shares outstanding;

      provided, however, that in any such case, if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, then (1) if such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, the term "Principal Party" shall refer to such other Person, or (2) if such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of all of which are and have been so registered, the term "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest market value of shares outstanding, or (3) if such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (1) and
      (2) above shall apply to each of the owners having an interest in the venture as if the Person owned by the joint venture was a Subsidiary of both or all of such joint venturers, and the Principal Party in each such case shall bear the obligations set forth in this Section 13 in the same ratio as its interest in such Person bears to the total of such interests.

            (c) The Corporation shall not consummate any consolidation, merger or sale or transfer of assets or earning power referred to in Section 13(a) unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock that have not been issued or reserved for issuance to permit exercise in full of all Rights in accordance with this Section 13 and unless prior thereto the Corporation and the Principal Party involved therein shall have executed and delivered to the Rights Agent an agreement confirming that the Principal Party shall, upon consummation of such consolidation, merger or sale or transfer of assets or earning power, assume this Agreement in accordance with
      Section 13(a) hereof and that all rights of first refusal or preemptive rights in respect of the issuance of shares of Common Stock of the Principal Party upon exercise of outstanding Rights have been waived and that such transaction shall not result in a default by the Principal Party under this Agreement, and further providing that, as soon as practicable after the date of any consolidation, merger or sale or transfer of assets or earning power referred to in Section 13(a) hereof, the Principal Party will:

                  (i) prepare and file a registration statement under the
            Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the date of expiration of the Rights, and similarly comply with applicable state securities laws;

                  (ii) take all such other action as may be necessary to enable the Principal Party to issue the securities purchasable upon exercise of the Rights, including but not limited to using its best efforts to list (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on a national securities exchange or to meet the eligibility requirements for quotation on NASDAQ;

                  (iii) deliver to holders of the Rights historical financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act; and

                  (iv) obtain waivers of any rights of first refusal or
            preemptive rights in respect of the Common Stock of the Principal Party subject to purchase upon exercise of the outstanding Rights.

      The provisions of Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that any of the transactions described in Section 13 hereof shall occur at any time after the occurrence of a transaction described in Section 11(a)(ii) hereof, the Rights which have not theretofore been exercised shall, subject to the provisions of Section 7(e) hereof, thereafter be exercisable in the manner described in Section 13.

            (d) In case the Principal Party which is to be a party to a transaction referred to in this Section 13 has a provision in any of its authorized securities or in its charter or By-laws or other instrument governing its affairs, which provision would have the effect of (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock of such Principal Party at less than the then Fair Market Value per share (determined pursuant to Section 11(b) hereof) or securities exercisable for, or convertible into, Common Stock of such Principal Party at less than such then Fair Market Value (other than to holders of Rights pursuant to this Section 13) or
      (ii) providing for any special tax or similar payment in connection with the issuance to any holder of a Right of Common Stock of such Principal Party pursuant to the provisions of this Section 13, then, in such event, the Corporation shall not consummate any such transaction unless prior thereto the Corporation and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

            (e) The Corporation covenants and agrees that it shall not, at any time after any Person becomes an Acquiring Person, enter into any transaction of the type described in clauses (x) through (z) of the first sentence of Section 13(a) hereof if (i) at the time of or immediately after such consolidation, merger, sale, transfer or other transaction there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights,
      (ii) prior to, simultaneously with or immediately after such consolidation, merger, sale, transfer or other transaction, the stockholders of the Person who constitutes, or would constitute, the Principal Party for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates or (iii) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights.

      Section 14. Fractional Rights and Fractional Shares.

            (a) The Corporation shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights (i.e., Rights to acquire less than one share of Common Stock), unless such fractional Rights result from a transaction referred to in
      Section 11(a)(i) or 11(f) hereof. If the Corporation shall determine not to issue such fractional Rights, then, in lieu of such fractional Rights, there shall be paid to the holders of record of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the Fair Market Value of a whole Right.

            (b) The Corporation shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares. In lieu of issuing fractions of shares of Common Stock, there shall be paid to the holders of record of Right Certificates at the time such Right Certificates are exercised as herein provided an amount in cash equal to the same fraction of the Fair Market Value of a share of Common Stock.

            (c) The holder of a Right by the acceptance of a Right expressly waives his right to receive any fractional Right or any fractional shares of Common Stock upon exercise of a Right.

      Section 15. Rights of Action. All rights of action in respect of this Agreement, except the rights of action given to the Rights Agent in Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the holders of record of the Common Stock), and any holder of record of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

      Section 16. Agreement of Right Holders. Each holder of a Right, by accepting the same, consents and agrees with the Corporation and the Rights Agent and with every other holder of a Right that:

            (a) prior to the Distribution Date, the Rights shall be evidenced by the certificates for Common Stock (or in the case of uncertificated shares of Common Stock, by the book-entry account that evidences record ownership of such shares) registered in the name of the holders of Common Stock (together, as applicable, with the Summary of Rights), which certificates for Common Stock (or book-entry account) shall also constitute certificates for Rights, and not by separate Right Certificates, and each Right shall be transferable only simultaneously and together, with the transfer of shares of Common Stock;

            (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

            (c) the Corporation and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate or, in the case of uncertificated shares of Common Stock, the book-entry account evidencing record ownership of such shares) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Stock certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent, subject to the last sentence of Section 7(e) hereof, shall be required to be affected by any notice to the contrary; and

            (d) notwithstanding anything in this Agreement to the contrary, neither the Corporation nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction of other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Corporation must use its reasonable efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

      Section 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Common Stock or any other securities which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder or other security holder of the Corporation or of a security holder of any other Person or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action or security holder action, or to receive notice of meetings or other actions affecting stockholders or security holders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, except in any such case the rights, if any, in respect thereof provided by this Agreement, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof for such stock or other security.

      Section 18. Concerning the Rights Agent.

            (a) The Corporation agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Corporation also agrees to indemnify the Rights Agent, its directors, officers, employees, and agents for, and to hold each of them harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted to be done by the Rights Agent or such other indemnified party in connection with the acceptance and administration of this Agreement or the performance of the Rights Agent's duties hereunder, including the cost and expenses of defending against any claim of liability relating to the Rights or this Agreement.

            (b) The Rights Agent shall be protected against, and shall incur no liability for or in respect of, any action taken, suffered or omitted by it in connection with its administration of this Agreement or the performance of the Rights Agent's duties hereunder in reliance upon any Right Certificate or certificate for Common Stock or for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

            (c) The indemnity provided in this Section 18 shall survive the expiration of the Rights, the resignation or removal of the Rights Agent and the termination of this Agreement.

      Section 19. Merger or Consolidation of, or Change in Name of, the Rights Agent.

            (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

            (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

      Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Corporation and the holders of Right Certificates by their acceptance thereof shall be bound:

            (a) The Rights Agent may consult with legal counsel (who may be an employee of or outside legal counsel for the Corporation or the Rights Agent), and the advice or opinion of such counsel shall be full and complete authorization and protection to the

      Rights Agent as to any action taken or omitted by it in good faith and in accordance with such advice or opinion.

            (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Corporation prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Corporation and delivered to the Rights Agent. Any such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

            (c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

            (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Corporation only.

            (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Corporation of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11, 13 or 27 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate describing any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or other security to be delivered pursuant to the exercise of any Right or as to whether any shares of Common Stock or other security will, when issued, be validly authorized and issued, fully paid and nonassessable.

            (f) The Corporation agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of the Agreement.

            (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President or any Vice President or the Secretary or the Treasurer of the Corporation, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Corporation may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Corporation actually receives such application unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

            (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell, or deal in any of the Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other legal entity.

            (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation resulting from any such act, default, neglect or misconduct, provided, however, reasonable care was exercised by the Rights Agent in the selection and continued employment thereof.

            (j) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has not been completed to certify the holder is not an Acquiring Person (or an Affiliate or Associate thereof), a Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Corporation.

            (k) The Rights Agent undertakes only the express duties and obligations imposed on it by this Agreement and no implied duties or obligations shall be read into this Agreement against the Rights Agent.

            (l) Anything in this Agreement to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits).

      Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Corporation and to each transfer agent of the Common Stock by registered or certified mail, and, if such resignation occurs after the Distribution Date, to the registered holders of the Rights Certificates by first-class mail. In the event the Registrar, Transfer Agency and Service Agreement between the Corporation and American Stock Transfer & Trust Company dated March 31, 1986 terminates, the Rights Agent will be deemed to resign automatically on the effective date of such termination; and any required notice will be sent by the Corporation. The Corporation may remove the Rights Agent or any successor Rights Agent (with or without cause) upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock by registered or certified mail, and, if such resignation occurs after the Distribution Date, to the registered holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Corporation shall appoint a successor to the Rights Agent. If the Corporation shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Corporation), then the incumbent Rights Agent or the holder of record of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Corporation or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or of any state thereof, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination in the conduct of its corporate trust or stock transfer business by federal or state authorities and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000, (b) an Affiliate controlled by or under common control with one or more corporations described in clause (a) of this sentence or (c) the transfer agent for the Common Stock of the Corporation. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed, but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Corporation shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be. Notwithstanding the foregoing provisions, in the event of resignation, removal or incapacity of the Rights Agent, the Corporation shall have the authority to act as the Rights Agent until a successor Rights Agent shall have assumed the duties of the Rights Agent hereunder.

      Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price per share and the number or kind or class of shares of stock or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Voting Stock following the Distribution Date and prior to the Expiration Date, the Corporation may with respect to shares of Voting Stock so issued or sold pursuant to (i) the exercise of stock options, (ii) under any employee plan or arrangement, (iii) upon the exercise, conversion or exchange of securities, notes or debentures issued by the Corporation or (iv) a contractual obligation of the Corporation, in each case existing prior to the Distribution Date, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale.

      Section 23. Redemption.

            (a) The Corporation may, at its option, but only by the vote of a majority of its Board of Directors, redeem all but not less than all of the then outstanding Rights at any time prior to the earlier of (i) the Close of Business on the tenth Business Day following the Stock Acquisition Date (subject to extension by the Corporation as provided in Section 26 hereof) or (ii) the Final Expiration Date, at a redemption price of $.001 per Right, subject to adjustment as provided in Section 23(c) hereof (the "REDEMPTION PRICE"). The redemption of the Rights by the Board of Directors of the Corporation may be made effective at such time after the Board's action to redeem the Rights on such basis and subject to such conditions, as the Board of Directors of the Corporation in its sole and absolute discretion may establish. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of an event as described in Section 11(a)(ii) until such time as the Corporation's right of redemption hereunder has expired. The Corporation may, at its option, pay the Redemption Price in cash, shares of Common Stock of the Corporation (based on the Fair Market Value of the Common Stock of the Corporation at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors.

            (b) Without any further action and without any notice, the right to exercise the Rights will terminate effective at the time so designated by action of the Board of Directors of the Corporation ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent, and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Within 10 days after the effective time of the action of the Board of Directors of the Corporation ordering the redemption of the Rights, the Corporation shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each notice of redemption will state the method by which the payment of the Redemption Price will be made. At the option of the Board of Directors of the Corporation, the Redemption Price may be paid in cash to each Rights holder or by the issuance of shares (and cash in lieu of fractions of shares) of Common Stock having a Fair Market Value equal to such cash payment.

            (c) In the event the Corporation shall at any time after the date of this Agreement but before the Close of Business on the tenth Business Day following the Stock Acquisition Date (or such extension thereof by the Corporation as provided in Section 26 hereof) (A) pay any dividend on Common Stock in shares of Common Stock, (B) subdivide or split the outstanding shares of Common Stock into a greater number of shares or (C) combine or consolidate the outstanding shares of Common Stock into a smaller number of shares or effect a reverse split of the outstanding shares of Common Stock and as a consequence thereof the number of Rights outstanding shall change, then, and in each such event, the Redemption Price may, by action of the Board of Directors of the Corporation in its discretion, be appropriately adjusted in respect of such transaction so as to maintain the aggregate Redemption Price of all Rights after such transaction at the same amount, insofar as practicable, as before the transaction.

      Section 24. Notice of Proposed Actions.

            (a) In case the Corporation, after the Distribution Date, shall propose (i) to effect any of the transactions referred to in Section 11(a)(i) hereof or to pay any dividend to the holders of record of its shares of Common Stock payable in shares of capital stock of any class or to make any other distribution to the holders of record of its Common Stock (other than a regular periodic cash dividend at a rate not in excess of 150% of the rate of the last cash dividend theretofore paid), or (ii) to offer to the holders of record of its Common Stock options, warrants, or other rights to subscribe for or to purchase shares of Common Stock (including any security convertible into or exchangeable for Common Stock) or shares of stock of any class or any other securities, options, warrants, convertible or exchangeable securities or other rights, or (iii) to effect any reclassification of its Common Stock or any recapitalization or reorganization of the Corporation, or (iv) to effect any consolidation or merger with or into, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to, any other Person or Persons, or (v) to effect the liquidation, dissolution or winding up of the Corporation, then, in each such case, the Corporation shall give to each holder of record of a Right Certificate, to the extent feasible and in accordance with Section 25 hereof, notice of such proposed action, which shall specify the record date for the purposes of such transaction referred to in Section 11(a)(i) or such dividend or distribution, or the date on which such reclassification, recapitalization, reorganization, consolidation, merger, sale or transfer of assets, liquidation, dissolution, or winding up is to take place and the record date for determining participation therein by the holders of record of Common Stock, such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 20 days prior to the record date for determining holders of record of the Common Stock for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of record of Common Stock. The failure to give notice required by this Section 24 or any defect therein shall not affect the legality or validity of the action taken by the Corporation or the vote upon any such action.

            (b) In case the event referred to in Section 11(a)(ii) hereof shall occur, then the Corporation shall as soon as practicable thereafter, in accordance with Section 25 hereof, give to each holder of a Right notice of the occurrence of such an event, which notice shall describe the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof.

      Section 25. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of record of any Right Certificate or Right to or on the Corporation shall be in writing and shall be considered given upon receipt or seven Business Days after being sent by first-class mail, postage prepaid, in any case addressed (until another address is filed in writing with the Rights Agent) as follows:

                      Technical Communications Corporation
                                100 Domino Drive
                              Concord MA 01742-2892
                              Attention: President

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Corporation or by the holder of record of any Right Certificate or Right to or on the Rights Agent shall be in writing and shall be considered given upon receipt or seven Business Days after being sent by first-class mail, postage prepaid, in any case addressed (until another address is filed in writing with the Corporation) as follows:

                     American Stock Transfer & Trust Company
                                 59 Maiden Lane
                               New York, NY 10038
                      Attention: Corporate Trust Department

Notices or demands authorized by this Agreement to be given or made by the Corporation or the Rights Agent to the holder of record of any Right Certificate or Right shall be in writing and shall be considered given upon receipt or seven Business Days after being sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown in the registry books of the Corporation.

      Section 26. Supplements and Amendments. For as long as the Rights are then redeemable and except as provided in the penultimate sentence of this Section 26, the Corporation may, in its sole and absolute discretion, and the Rights Agent shall if the Corporation so directs, supplement or amend any provision of this Agreement without the approval of any holders of the Rights. At any time when the Rights are not then redeemable and except as provided in the last sentence of this Section 26, the Corporation may, and the Rights Agent shall if the Corporation so directs, supplement or amend this Agreement without the approval of any holders of Right Certificates (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein or (iii) to change or supplement the provisions hereunder in any manner which the Corporation may deem necessary or desirable, provided that no such supplement or amendment pursuant to this clause (iii) shall materially adversely affect the interest of the holders of Right Certificates (other than an Acquiring Person or any other Person in whose hands Rights are null and void under the provisions of Section 7(e) hereof). Upon the delivery of a certificate from an appropriate officer of the Corporation which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price; it being understood that an adjustment of the Redemption Price in accordance with
Section 23 shall not be considered a supplement or amendment of this Agreement. In addition, notwithstanding anything in this Agreement to the contrary, no supplement or amendment that materially changes the rights, duties or liabilities of the Rights Agent under this Agreement shall be effective without the consent of the Rights Agent.

      Section 27. Exchange.

            (a) The Board of Directors of the Corporation may, at its option at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7(e) hereof) by exchanging for each such Right a number of shares of Common Stock having an aggregate Fair Market Value on the date such Person became an Acquiring Person equal to the Spread, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such number of shares of Common Stock per Right being hereinafter referred to as the "EXCHANGE RATIO"). Notwithstanding the foregoing, the Board of Directors of the Corporation shall not be empowered to effect such exchange at any time after any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Voting Stock then outstanding. From and after the occurrence of an event specified in Section 13(a) hereof, any Rights that theretofore have not been exchanged pursuant to this Section 27(a) shall thereafter be exercisable only in accordance with Section 13 and may not be exchanged pursuant to this Section 27(a).

            (b) Immediately upon the action of the Board of Directors of the Corporation ordering the exchange of any Rights pursuant to paragraph (a) of this Section 27 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Corporation shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Corporation promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be, effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

            (c) The Corporation shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares. In lieu of such fractional shares, the Corporation shall pay to the registered holders of the Right Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the Fair Market Value of a whole share of Common Stock. For the purposes of this paragraph
      (d), the Fair Market Value of a whole share of Common Stock shall be the closing price of a share of Common Stock for the Trading Day immediately prior to the date of exchange pursuant to this Section 27, or as otherwise determined in accordance with Section 11(b) hereof.

      Section 28. Successors. All of the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

      Section 29. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Corporation, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the holders of Common Stock in their capacity as holders of the Rights) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the holders of record of the Right Certificates (and, prior to the Distribution Date, the holders of Common Stock in their capacity as holders of the Rights).

      Section 30. Governing Law. This Agreement, each Right and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the Commonwealth of Massachusetts and for all purposes shall be governed by and construed and enforced in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

      Section 31. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

      Section 32. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

      Section 33. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board determines in its good faith judgment that severing the invalid language would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the Close of Business on the tenth Business Day following the date of such determination by the Board of Directors. Without limiting the foregoing, if any provision requiring a specific group of Directors of the Corporation to act is held by any court of competent jurisdiction or other authority to be invalid, void or unenforceable, such determination shall then be made by the Board of Directors in accordance with applicable law and the Corporation's Articles of Organization and By-laws.

      Section 34. Determinations and Actions by the Board of Directors. For all purposes of this Agreement, any calculation of the number of shares of Common Stock of the Corporation outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of the Corporation of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Corporation shall have the exclusive power and authority to administer, interpret and apply this Agreement and to exercise the rights and powers specifically granted to the Board of Directors of the Corporation or to the Corporation by this Agreement or by law and may take such action as may be necessary or advisable in the administration of this Agreement or to amend or supplement this Agreement in accordance with its terms, including, without limitation, the right and power (i) to make all determinations deemed necessary or advisable for the administration of this Agreement, (ii) to decide to redeem the Rights and (iii) to decide to amend or supplement this Agreement. All such actions, calculations, interpretations and determinations (including any decision not to take any action) done or made by the Board of Directors of the Corporation in good faith shall (x) be final, conclusive and binding on the Corporation, the Rights Agent, the holders of the Rights, as such, and all other Persons and (y) not subject any member of the Board of Directors of the Corporation to any liability to the holders of Rights.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

                                            TECHNICAL COMMUNICATIONS
                                            CORPORATION

                                            By: ________________________________
                                            Name: Carl H. Guild, Jr.
                                            Title: Chairman, President and Chief
                                                   Executive Officer

                                            AMERICAN STOCK TRANSER & TRUST
                                            COMPANY, as Rights Agent

                                            By: ________________________________
                                            Name:
                                            Title:

                                                                       EXHIBIT A

                AS PROVIDED IN THE RIGHTS AGREEMENT (AS REFERRED
                TO BELOW), RIGHTS ISSUED TO OR BENEFICIALLY OWNED
                   BY ACQUIRING PERSONS OR THEIR AFFILIATES OR
                  ASSOCIATES (AS SUCH TERMS ARE DEFINED IN THE
                  RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF
                 SUCH RIGHTS SHALL BE NULL AND VOID AND MAY NOT
                   BE EXERCISED OR TRANSFERRED TO ANY PERSON.

                      TECHNICAL COMMUNICATIONS CORPORATION

                          SUMMARY OF RIGHTS TO PURCHASE
                                  COMMON STOCK

      On August 5, 2004, the Board of Directors of Technical Communications Corporation, a Delaware corporation (the "Corporation"), declared a dividend distribution of one Common Stock Purchase Right for each outstanding share of common stock, par value $.10 per share (the "Common Stock"), of the Corporation. The distribution was made payable as of August 13, 2004 to stockholders of record on that date (the "Record Date"). Each Right, once exercisable, entitles the registered holder to purchase from the Corporation one share of common stock of the Corporation, at a price of $25 per share ("Exercise Price"), subject to certain adjustments. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") by and between the Corporation and American Stock Transfer and Trust Company, as Rights Agent (the "Rights Agent").

      As discussed below, initially the Rights will not be exercisable, certificates will not be sent to stockholders and the Rights will automatically trade with the Common Stock.

      The Rights, unless earlier redeemed by the Board of Directors, become exercisable upon the close of business on the day (the "Distribution Date") which is the earlier of (i) the tenth business day following a public announcement that a person or group of affiliated or associated persons, with certain exceptions set forth below, has acquired beneficial ownership of 15% or more of the outstanding voting stock of the Corporation (an "Acquiring Person") and (ii) the tenth business day (or such later date as may be determined by the Board of Directors prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person) after the date of the commencement by any person of a tender or exchange offer, the consummation of which would result in such person or group of affiliated or associated persons becoming an Acquiring Person.

      An Acquiring Person does not include (A) the Corporation, (B) any subsidiary of the Corporation, (C) any employee benefit plan or employee stock plan of the Corporation or of any subsidiary of the Corporation, or any trust or other entity organized, appointed, established or holding voting stock for or pursuant to the terms of any such plan or (D) any person or group of affiliated or associated persons whose ownership of 15% or more of the shares of voting stock of the Corporation then outstanding results solely from (i) any action or transaction or transactions approved by the Board of Directors before such person or group became an Acquiring Person or (ii) a reduction in the number of issued and outstanding shares of voting stock of the Corporation pursuant to a transaction or transactions approved by the Board of Directors (provided that any person or group that does not become an Acquiring Person by reason of clause
(i) or (ii) above shall become an Acquiring Person upon acquisition of an additional 1% or more of the Corporation's voting stock unless such acquisition of additional voting stock would not result in such person becoming an Acquiring Person by reason of clause (i) or (ii) above).

      Prior to the Distribution Date, the Rights will not be exercisable, will not be represented by a separate certificate, and will not be transferable apart from the Corporation's Common Stock, but will instead be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate with a copy of this Summary of Rights attached thereto. Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), new Common Stock certificates issued after the Record Date will contain a legend incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), the surrender for transfer of any of the Common Stock certificates outstanding as of the Record Date, with or without a copy of this Summary of Rights attached thereto, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, and such separate certificates alone will evidence the Rights from and after the Distribution Date.

      The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on August 5, 2014, unless earlier redeemed or exchanged by the Corporation as described below.

      Shares of Common Stock purchasable upon exercise of the Rights will be non-redeemable. The Exercise Price of the Rights and the number of shares of Common Stock issuable upon exercise of the Rights are subject to certain adjustments from time to time in the event of a stock dividend on, or a subdivision or combination of, the Common Stock. The Exercise Price for the Rights also is subject to adjustment in the event of extraordinary distributions of cash or other property to holders of Common Stock.

      Unless the Rights are earlier redeemed, in the event that a person or group becomes an Acquiring Person, the Rights Agreement provides that proper provisions will be made so that each holder of record of a Right (other than Rights beneficially owned by an Acquiring Person and certain affiliates, associates and transferees thereof, whose Rights will thereupon become null and void), will thereafter have the right to receive, upon payment of the Exercise Price, that number of shares of the Common Stock having a fair market value determined in accordance with the Rights Agreement at the time of the transaction equal to approximately two times the Exercise Price.

      In addition, unless the Rights are earlier redeemed or exchanged, in the event that, after the time that a person or group becomes an Acquiring Person, the Corporation were to be acquired in a merger or other business combination (in which any shares of Common Stock are changed into or exchanged for other securities or assets) or more than 50% of the assets or earning power of the Corporation and its subsidiaries (taken as a whole) were to be sold or transferred in one or a series of related transactions, the Rights Agreement provides that proper provision will be made so that each holder of record of a Right (other than Rights beneficially owned by an Acquiring Person and certain affiliates, associates and transferees thereof, whose Rights will thereupon become null and void) will from and after such date have the right to receive, upon payment of the Exercise Price, that number of shares of common stock of the acquiring company having a fair market value at the time of such transaction determined in accordance with the Rights Agreement equal to approximately two times the Exercise Price.

      At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding voting stock, the Board of Directors of the Corporation may exchange the Rights (other than Rights owned by such person or group which will have become null and void), in whole or in part, for that number of shares of the Corporation's Common Stock having a fair market value on the date such person or group became an Acquiring Person equal to the excess of (i) the fair market value of Common Stock issuable upon the exercise of the Rights over (ii) the Exercise Price of the Rights, in each case subject to anti-dilution adjustments.

      The Corporation may issue cash in lieu of fractional shares of Common Stock issuable upon exercise of Rights.

      At any time prior to the close of business on the tenth business day after there has been a public announcement that a person has become an Acquiring Person or such earlier date as a majority of the Board of Directors of the Corporation shall become aware of the existence of an Acquiring Person, the Corporation may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the "Redemption Price"). Immediately upon the effective time of the action of the Board of Directors of the Corporation authorizing redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

      For as long as the Rights are then redeemable, the Corporation may, except with respect to the Redemption Price, amend the Rights in any manner, including an amendment to extend the time period in which the Rights may be redeemed. At any time when the Rights are not then redeemable, the Corporation may amend the Rights in any manner that does not materially adversely affect the interests of holders of the Rights as such.

      Until a Right is exercised, the holder, as such, will have no rights as a stockholder of the Corporation, including, without limitation, the right to vote or to receive dividends.

      A copy of the Rights Agreement has been filed with the Securities and Exchange Commission on August 6, 2004, as an Exhibit to the Corporation's Current Report on Form 8-K. A copy of the Rights Agreement is available free of charge from the Corporation. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement which is incorporated in this summary description herein by reference.

                                                                       EXHIBIT B

                           [Form of Right Certificate]

Certificate No. R -                                                ______ Rights

      NOT EXERCISABLE AFTER AUGUST 5, 2014 OR EARLIER IF EXCHANGED OR REDEEMED. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE CORPORATION AND UNDER CERTAIN OTHER CIRCUMSTANCES, AT $.001 PER RIGHT (SUBJECT TO ADJUSTMENT), ON THE TERMS SET FORTH OR REFERRED TO IN THE RIGHTS AGREEMENT. AS PROVIDED IN THE RIGHTS AGREEMENT (AS REFERRED TO BELOW) RIGHTS ISSUED TO OR BENEFICIALLY OWNED BY ACQUIRING PERSONS OR THEIR AFFILIATES OR ASSOCIATES OR TRANSFEREES THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS SHALL BE NULL AND VOID AND MAY NOT BE EXERCISED OR TRANSFERRED TO ANY PERSON.

                                Right Certificate

            This certifies that _________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of August 6, 2004 (the "Rights Agreement") by and between Technical Communications Corporation, a Massachusetts corporation (the "Corporation"), and American Stock Transfer & Trust Company, as Rights Agent, or its successor in interest as Rights Agent (the "Rights Agent"), to purchase from the Corporation at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (Eastern time) on August 5, 2014 at the office of the Rights Agent designated in the Rights Agreement for such purpose, one fully paid and nonassessable share of the Corporation's Common Stock ($.10 par value per share, the "Common Stock"), or other securities or property in lieu thereof as provided by the Rights Agreement, at a purchase price of $25, as the same may from time to time be adjusted in accordance with the Rights Agreement (the "Exercise Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase attached hereto duly executed.

            As provided in the Rights Agreement, the Exercise Price and the number of shares of Common Stock which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events and, upon the happening of certain events, securities other than shares of Common Stock, or other property, may be acquired upon exercise of the Rights evidenced by this Right Certificate, as provided in the Rights Agreement.

            This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights

      Agent, the Corporation and the holders of record of Right Certificates. Copies of the Rights Agreement are on file at the principal executive office of the Corporation.

            This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent designated in the Rights Agreement for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder of record to purchase a like aggregate number of shares of Common Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof, another Right Certificate or Right Certificates for the number of whole Rights not exercised.

            Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Corporation at its option or under certain other circumstances at a redemption price of $.001 per Right.

            No fractional shares of Common Stock are required to be issued upon the exercise of any Right or Rights evidenced hereby, and in lieu thereof the Corporation may cause a cash payment may be made, as provided in the Rights Agreement.

            No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Stock or of any other securities of the Corporation which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to stockholders at meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

            This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

            WITNESS the facsimile signature of the proper officers of the Corporation and its corporate seal. Dated as of ___________ __, 20__.

ATTEST:                                             TECHNICAL COMMUNICATIONS
                                                    CORPORATION

____________________________                        By _________________________
[Assistant] Secretary                                          Title:

Countersigned:

________________________

By _____________________
    Authorized Signature

                   [Form of Reverse Side of Right Certificate]

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
               holder desires to transfer the Right Certificates.)

      FOR VALUE RECEIVED _______________________________________________________
hereby sells, assigns and transfers unto _______________________________________
________________________________________________________________________________
                  (Please print name and address of transferee)

________________________________________________________________________________

Rights evidenced by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________ Attorney to transfer the within Right Certificate on the books of the within-named Corporation, with full power of substitution.

Dated:_______ ___, 20____

                                            __________________________
                                            Signature

Signature Guaranteed:

                                   Certificate

      The undersigned hereby certifies by checking the appropriate boxes that:

      (1) this Right Certificate [ ] is [ ] is not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Associate or an Affiliate thereof (as such terms are defined in the Rights Agreement); and

      (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement).

Dated:_________ ___, 20___                  __________________________
                                            Signature

                                     NOTICE

      The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE

                      (To be executed if registered holder
                   desires to exercise the Right Certificate.)

TO _____________________:

      The undersigned hereby irrevocably elects to exercise _________________ Rights represented by this Right Certificate to purchase the shares of Common Stock issuable upon the exercise of such Rights and requests that certificates for such share(s) be issued in the following name:

Please insert social security
or other identifying number: __________________________________________________

_______________________________________________________________________________
                         (Please print name and address)
_______________________________________________________________________________

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number: __________________________________________________

_______________________________________________________________________________
                         (Please print name and address)

Dated: ________ ___, 20____

                                    _______________________________
                                    Signature
                                    (Signature must conform in all respects to name of holder as specified on the face of this Right Certificate)

Signature Guaranteed: